Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2017 RESULTS; REAFFIRMS 2017 GUIDANCE

IRVINE, CA, August 2, 2017 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the second quarter of 2017.

RECENT HIGHLIGHTS

•
For the second quarter of 2017, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.27, $0.47, $0.55, $0.55 and $0.53, respectively, compared to $0.53, $0.78, $0.61, $0.75 and $0.58, respectively, for the second quarter of 2016.

•
On July 10, 2017, we sold one skilled nursing/transitional care facility with a net book value of $4.6 million for aggregate consideration of $5.2 million after selling expenses of $0.2 million. This facility was part of our memoranda of understanding with Genesis to market for sale 35 skilled nursing facilities. Marketing of the remaining 33 facilities is ongoing and is expected to be completed in the second half of 2017.

•
On July 28, 2017, the Company and certain of its subsidiaries irrevocably delivered into escrow, along with the other parties thereto, their respective signature pages to the form of a fourth amended and restated unsecured credit agreement (the “Credit Agreement”).  The Credit Agreement is conditioned on and expected to become effective concurrent with the closing of the Company's pending merger transaction with Care Capital Properties, Inc. (NSYE: CCP) ("CCP"). The Credit Agreement includes a revolving credit facility of $1.0 billion, U.S. dollar term loans of $1.1 billion and a Canadian dollar term loan of CAD $125 million. The revolving credit facility has a maturity date of the fourth anniversary of the effective date of the Credit Agreement, and includes two six-month extension options. $200 million of the U.S. dollar term loans matures on the third anniversary of the effective date and the remaining $900 million of U.S. dollar term loans and the Canadian dollar term loan mature on the fifth anniversary of the effective date. The Credit Agreement also contains an accordion feature that can increase the total available borrowings to $2.5 billion (an increase from $1.25 billion in the prior credit agreement), subject to standard accordion provisions.

•
In accordance with the terms of the merger agreement with CCP and the other parties thereto, on August 2, 2017, the Company announced that its board of directors declared a prorated quarterly cash dividend of $0.3598913 per share of common stock, assuming the closing of the merger occurs on August 17, 2017. The dividend will be paid on or promptly following August 18, 2017 to common stockholders of record as of the close of business on August 16, 2017. If the closing of the merger occurs later than August 17, 2017, then the record date will be revised to be the last business day prior to the closing date, the amount of the dividend will be increased by $0.0046739 per share per calendar day that the record date occurs later than August 16, 2017, and the dividend will be paid on the earliest practicable date thereafter.

•
On August 2, 2017, the Company also announced that its board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on August 31, 2017 to preferred stockholders of record as of the close of business on August 16, 2017.

Commenting on the second quarter results, Rick Matros, CEO and Chairman, said, “Sabra is pleased to report another solid quarter. While our senior housing portfolio is essentially flat, our skilled portfolio excluding Genesis continues to show improved rent coverage, bucking the headwinds in the space. It speaks to the fact that it is all about the operator. Sabra's ability to identify and assess skilled nursing operators who understand how to strategically navigate through a changing environment goes to the heart of the upside we see in the CCP transaction. This quarter we have provided enhanced coverage information including pro forma coverage of the combined company presenting the CCP portfolio consistent with how we present the Sabra portfolio, including using a 5% management fee for Skilled Nursing and Senior Housing and 2.5% for Hospitals versus a 4% management fee historically used by CCP. Using this consistent methodology, the performance in the CCP portfolio is stable sequentially. We look forward to executing on that strategy, bringing long term value to our shareholders. We also reaffirm our previously issued earnings guidance.”

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TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended June 30,
Facility Type	2017	2016	2017	2016
Skilled Nursing/Transitional Care	1.56x	1.45x	1.86x	1.75x
Senior Housing	1.16x	1.17x	1.34x	1.34x

Twelve Months Ended June 30,
Fixed Charge Coverage Ratio (2)	2017	2016
Genesis Healthcare, Inc.	1.18x	1.27x
Tenet Health Care Corporation	2.04x	2.18x
Holiday AL Holdings LP	1.13x	1.18x
(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Facility Statistics are only included in periods subsequent to our acquisition. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
PRO FORMA FOR CCP MERGER

Lease Coverage (1)
Twelve Months Ended June 30, 2017
Facility Type	Sabra	CCP	Combined
Skilled Nursing/Transitional Care	1.56x	1.19x	1.31x
Senior Housing	1.16x	0.92x	1.12x
Acute Care Hospital	NA	6.43x	6.43x

Tenants with Significant Corporate Guarantees (1)
Genesis Healthcare, Inc.	1.18x	NA	1.18x
Tenet Health Care Corporation	2.04x	NA	2.04x
Holiday AL Holdings LP	1.13x	NA	1.13x
CCP (4 Tenants)	NA	1.10x	1.10x

Pro Forma Top 10 Tenants (2)
	Twelve Months Ended June 30, 2017
Facility Type	Number of Facilities (3)	Lease Coverage (1)		Annualized Cash NOI (3)	% of Annualized Cash NOI
Genesis Healthcare, Inc.	77	1.18x		$78,441	13.9%
Senior Care Centers	38	1.08x		56,819	10.1%
Signature Healthcare	49	0.91x		49,627	8.8%
Avamere Family of Companies	29	1.35x		40,052	7.1%
Holiday AL Holdings LP	21	1.13x		32,718	5.8%
Signature Behavioral	6	1.57x	(4)	30,288	5.4%
NMS Healthcare	5	1.91x		25,362	4.5%
Magnolia Health Systems	24	1.50x		15,608	2.8%
The McGuire Group	7	1.91x		14,891	2.6%
Wingate Healthcare	11	0.80x		14,253	2.5%

(1) Lease Coverage is defined as the EBITDAR coverage for the facilities operated by the applicable tenant unless there is a corporate guaranty and the guarantor level fixed charge coverage is a more meaningful indicator of the tenants’ ability to make rent payments on stabilized facilities. Tenants with significant corporate guarantees represent 47.0% of the combined pro forma annualized Cash NOI. Lease Coverage is presented one quarter in arrears.
(2) Includes all acquisitions through June 30, 2017.
(3) Includes all stable, non-stable, and held for sale facilities.
(4) Signature Behavioral was acquired subsequent to the Lease Coverage period presented. Accordingly, the coverage is presented here at the underwritten stabilized Lease Coverage level.

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LIQUIDITY

As of June 30, 2017, we had approximately $481.0 million of liquidity, consisting of unrestricted cash and cash equivalents of $13.0 million (excluding joint venture cash and cash equivalents) and available borrowings of $468.0 million under our existing revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call and webcast to discuss the 2017 second quarter results will be held on Thursday, August 3, 2017 at 10:00 am Pacific Time. The dial in number for the conference call is (877) 741-4242 and the participant code is “SABRA.” The webcast URL is http://edge.media-server.com/m/p/r7ssj4b3. A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 3848697. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of June 30, 2017, Sabra’s investment portfolio included 183 real estate properties held for investment (consisting of (i) 96 Skilled Nursing/Transitional Care facilities, (ii) 75 Senior Housing facilities, (iii) 11 Senior Housing facilities operated by third-party property managers pursuant to property management agreements (“Managed Properties”) and (iv) one Acute Care Hospital), eight investments in loans receivable (consisting of (i) four mortgage loans, (ii) two construction loans, (iii) one mezzanine loan and (iv) one pre-development loan), and 12 preferred equity investments. As of June 30, 2017, Sabra’s real estate properties held for investment included 18,830 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our proposed merger with CCP, the Credit Agreement, future results of operations, future acquisition and disposition activity and future liquidity.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of changing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs; and compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT. There are also risks that are inherent in the nature of the transaction with CCP, including the possibility that the parties may be unable to obtain required stockholder approvals or regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the potential adverse effect on tenant and vendor relationships, operating results and business generally resulting from the proposed transaction; the proposed transaction will require significant time, attention and resources, potentially diverting attention from the conduct of our business; the amount of debt that will need to be refinanced or amended in connection with the proposed merger and the ability to do so on acceptable terms; changes in healthcare regulation and political or economic conditions; the anticipated benefits of the proposed transaction may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the

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transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Additional information concerning risks and uncertainties that could affect CCP’s business can be found in CCP’s filings with the SEC, including Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. This release also includes certain information regarding tenants who lease properties from CCP and their borrowers, most of which are also not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers; and the information related to CCP’s tenants and borrowers that is provided in this release has been provided by CCP based on information it has obtained from its tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” and “Reconciliations of NOI and Cash NOI” in this release.

CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$64,736	$74,249	$127,386	$136,808
Net operating income	60,329	72,809	120,559	133,956
Net income attributable to common stockholders	17,960	34,915	34,222	16,643
FFO attributable to common stockholders	31,148	51,372	66,547	85,279
Normalized FFO attributable to common stockholders	36,407	39,763	72,768	81,133
AFFO attributable to common stockholders	36,134	49,423	72,321	84,248
Normalized AFFO attributable to common stockholders	35,244	38,354	70,457	77,686
Per common share data attributable to common stockholders:
Diluted EPS	$0.27	$0.53	$0.52	$0.25
Diluted FFO	0.47	0.78	1.01	1.30
Diluted Normalized FFO	0.55	0.61	1.11	1.24
Diluted AFFO	0.55	0.75	1.10	1.28
Diluted Normalized AFFO	0.53	0.58	1.07	1.18

Net cash flow from operations	$22,433	$69,768	$53,871	$94,494

Investment Portfolio	June 30, 2017	December 31, 2016
Real Estate Properties held for investment (1)	183	183
Real Estate Properties held for investment, gross ($)	$2,309,596	$2,292,345
Total Beds/Units	18,830	18,878
Weighted Average Remaining Lease Term (in months)	112	112
Total Investments in Loans Receivable (#)	8	10
Total Investments in Loans Receivable, gross ($) (2)	$49,635	$51,432
Total Preferred Equity Investments (#)	12	12
Total Preferred Equity Investments, gross ($)	$45,345	$45,190
Debt	June 30, 2017	December 31, 2016
Principal Balance
Fixed Rate Debt	$862,195	$863,638
Variable Rate Debt - Swapped (3)	341,287	338,000
Variable Rate Debt - Floating	32,000	26,000
Total Debt	1,235,482	1,227,638

Cash	(13,235)	(25,663)
Net Debt (4)	$1,222,247	$1,201,975

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.16%	5.16%
Variable Rate Debt - Swapped (3)	2.99%	2.99%
Variable Rate Debt - Floating	3.22%	2.77%
Total Debt	4.51%	4.51%

% of Total
Fixed Rate Debt	69.8%	70.3%
Variable Rate Debt - Swapped (3)	27.6%	27.5%
Variable Rate Debt - Floating	2.6%	2.2%

Availability Under Revolving Credit Facility	$468,000	$474,000
Available Liquidity (5)	$480,989	$499,547

(1) Real Estate Properties held for investment include Managed Properties.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) As of June 30, 2017, variable rate debt - swapped includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $69.3 million (CAD $90.0 million) and $27.0 million (CAD $35.0 million) subject to swap agreements that fix the Canadian Offer Dollar Rate (“CDOR”) at 1.59% and 0.93%, respectively.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$55,904	$55,297	$113,128	$110,609
Interest and other income	2,027	16,993	3,972	22,325
Resident fees and services	6,805	1,959	10,286	3,874

Total revenues	64,736	74,249	127,386	136,808

Expenses:
Depreciation and amortization	17,220	16,405	36,357	34,171
Interest	15,862	16,427	31,650	33,345
Operating expenses	4,407	1,440	6,827	2,852
General and administrative	11,149	4,636	18,022	9,350
Provision for doubtful accounts and loan losses	535	223	2,305	2,746
Impairment of real estate	—	—	—	29,811

Total expenses	49,173	39,131	95,161	112,275

Other income (expense):
Loss on extinguishment of debt	—	—	—	(556)
Other income	941	2,400	3,070	2,400
Net gain (loss) on sale of real estate	4,032	(52)	4,032	(4,654)

Total other income (expense)	4,973	2,348	7,102	(2,810)

Net income	20,536	37,466	39,327	21,723

Net (income) loss attributable to noncontrolling interests	(16)	9	16	41

Net income attributable to Sabra Health Care REIT, Inc.	20,520	37,475	39,343	21,764

Preferred stock dividends	(2,560)	(2,560)	(5,121)	(5,121)

Net income attributable to common stockholders	$17,960	$34,915	$34,222	$16,643

Net income attributable to common stockholders, per:

Basic common share	$0.27	$0.53	$0.52	$0.25

Diluted common share	$0.27	$0.53	$0.52	$0.25

Weighted-average number of common shares outstanding, basic	65,438,739	65,303,057	65,396,146	65,274,845

Weighted-average number of common shares outstanding, diluted	65,670,853	65,503,383	65,694,019	65,454,337

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $314,103 and $282,812 as of June 30, 2017 and December 31, 2016, respectively	$1,995,911	$2,009,939
Loans receivable and other investments, net	94,208	96,036
Cash and cash equivalents	13,235	25,663
Restricted cash	9,413	9,002
Prepaid expenses, deferred financing costs and other assets, net	141,193	125,279
Total assets	$2,253,960	$2,265,919

Liabilities
Mortgage notes, net	$159,366	$160,752
Revolving credit facility	32,000	26,000
Term loans, net	339,248	335,673
Senior unsecured notes, net	689,508	688,246
Accounts payable and accrued liabilities	37,123	39,639
Total liabilities	1,257,245	1,250,310

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,425,434 and 65,285,614 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	654	653
Additional paid-in capital	1,210,895	1,208,862
Cumulative distributions in excess of net income	(214,078)	(192,201)
Accumulated other comprehensive loss	(833)	(1,798)
Total Sabra Health Care REIT, Inc. stockholders’ equity	996,696	1,015,574
Noncontrolling interests	19	35
Total equity	996,715	1,015,609
Total liabilities and equity	$2,253,960	$2,265,919

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$39,327	$21,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,357	34,171
Non-cash interest income adjustments	51	443
Amortization of deferred financing costs	2,558	2,494
Stock-based compensation expense	4,319	3,652
Amortization of debt discount	57	54
Loss on extinguishment of debt	—	556
Straight-line rental income adjustments	(9,578)	(11,117)
Provision for doubtful accounts and loan losses	2,305	2,746
Change in fair value of contingent consideration	(822)	(50)
Net (gain) loss on sales of real estate	(4,032)	4,654
Impairment of real estate	—	29,811
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(15,129)	3,265
Accounts payable and accrued liabilities	327	4,324
Restricted cash	(1,869)	(2,232)

Net cash provided by operating activities	53,871	94,494
Cash flows from investing activities:
Acquisition of real estate	(14,456)	—
Origination and fundings of loans receivable	(927)	(6,283)
Origination and fundings of preferred equity investments	(76)	(6,172)
Additions to real estate	(1,294)	(874)
Repayment of loans receivable	1,547	193,893
Repayments of preferred equity investments	2,766	—
Net proceeds from the sales of real estate	6,099	75,456

Net cash (used in) provided by investing activities	(6,341)	256,020
Cash flows from financing activities:
Net borrowing (repayments) of revolving credit facility	6,000	(255,000)
Proceeds from term loans	—	69,360
Principal payments on mortgage notes	(2,049)	(2,060)
Payments of deferred financing costs	(124)	(5,931)
Issuance of common stock, net	(3,224)	(1,289)
Dividends paid on common and preferred stock	(60,691)	(59,288)

Net cash used in financing activities	(60,088)	(254,208)

Net (decrease) increase in cash and cash equivalents	(12,558)	96,306
Effect of foreign currency translation on cash and cash equivalents	130	128
Cash and cash equivalents, beginning of period	25,663	7,434

Cash and cash equivalents, end of period	$13,235	$103,868
Supplemental disclosure of cash flow information:
Interest paid	$28,944	$30,581

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common stockholders	$17,960	$34,915	$34,222	$16,643
Add:
Depreciation of real estate assets	17,220	16,405	36,357	34,171
Net (gain) loss on sales of real estate	(4,032)	52	(4,032)	4,654
Impairment of real estate	—	—	—	29,811
FFO attributable to common stockholders	$31,148	$51,372	$66,547	$85,279

Additional default interest income	—	(8,850)	—	(4,212)
Lease termination fee	(916)	(2,098)	(2,283)	(2,098)
CCP merger costs	5,876	—	6,407	—
Loss on extinguishment of debt	—	—	—	556
Provision for doubtful accounts and loan losses, net (1)	258	(409)	1,985	1,860
Other normalizing items (2)	41	(252)	112	(252)
Normalized FFO attributable to common stockholders	$36,407	$39,763	$72,768	$81,133
FFO	$31,148	$51,372	$66,547	$85,279
Expensed acquisition pursuit costs (3)	5,888	82	6,451	171
Stock-based compensation expense	1,731	1,834	4,319	3,652
Straight-line rental income adjustments	(4,971)	(5,524)	(9,578)	(11,117)
Amortization of deferred financing costs	1,281	1,273	2,558	2,494
Non-cash portion of loss on extinguishment of debt	—	—	—	556
Change in fair value of contingent consideration	—	(50)	(822)	(50)
Provision for doubtful straight-line rental income, loan losses and other reserves	534	92	1,924	2,615
Other non-cash adjustments (4)	523	344	922	648
AFFO attributable to common stockholders	$36,134	$49,423	$72,321	$84,248
Additional default interest income	—	(8,850)	—	(4,212)
Lease termination fee	(916)	(2,098)	(2,283)	(2,098)
Provision for doubtful cash income (1)	—	131	381	—
Other normalizing items (2)	26	(252)	38	(252)
Normalized AFFO attributable to common stockholders	$35,244	$38,354	$70,457	$77,686
Amounts per diluted common share attributable to common stockholders:
Net income	$0.27	$0.53	$0.52	$0.25
FFO	$0.47	$0.78	$1.01	$1.30
Normalized FFO	$0.55	$0.61	$1.11	$1.24
AFFO	$0.55	$0.75	$1.10	$1.28
Normalized AFFO	$0.53	$0.58	$1.07	$1.18
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,670,853	65,503,383	65,694,019	65,454,337
AFFO and Normalized AFFO	65,985,940	65,784,776	66,009,102	65,783,312
(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.
(2) Other normalizing items for FFO includes non-Managed Properties operating expenses and ineffectiveness loss related to our LIBOR interest rate swaps. Other normalizing items for AFFO includes non-Managed Properties operating expenses.
(3) On October 1, 2016 we early adopted Accounting Standards Update 2017-01, Business Combinations (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as business acquisitions. All real estate acquisitions completed subsequent to October 1, 2016 were considered asset acquisitions and we have capitalized acquisition pursuit costs associated with these acquisitions, including those incurred prior to October 1, 2016. Acquisitions completed prior to October 1, 2016 were deemed business combinations and the related acquisition pursuit costs were expensed as incurred. Acquisition costs incurred during the three and six months ended June 30, 2017 primarily relate to the pending merger transaction with CCP.
(4) Other non-cash adjustments include amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

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SABRA HEALTH CARE REIT, INC.
RECONCILIATION OF NOI
(dollars in thousands)

	Three Months Ended June 30,
	2017						2016
	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Other	Total	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Other	Total
Net income (loss)	$29,477	$12,063	$1,259	$901	$(23,164)	$20,536	$24,832	$11,781	$241	$844	$(232)	$37,466
Adjustments:
Depreciation and amortization	7,994	7,396	1,139	475	216	17,220	7,961	7,488	278	477	201	16,405
Interest	1,159	471	—	—	14,232	15,862	1,363	499	—	—	14,565	16,427
General and administrative	—	—	—	—	11,149	11,149	—	—	—	—	4,636	4,636
Provision for doubtful accounts and loan losses	—	—	—	—	535	535	—	—	—	—	223	223
Impairment of real estate	—	—	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—	—	—
Other income	—	—	—	—	(941)	(941)	—	—	—	—	(2,400)	(2,400)
Net (gain) loss on sale of real estate	(4,032)	—	—	—	—	(4,032)	—	—	—	52	—	52

Total net operating income	$34,598	$19,930	$2,398	$1,376	$2,027	$60,329	$34,156	$19,768	$519	$1,373	$16,993	$72,809

	Six Months Ended June 30,
	2017						2016
	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Other	Total	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Other	Total
Net income (loss)	$54,543	$23,308	$1,769	$1,799	$(42,092)	$39,327	$54,481	$23,482	$480	$(29,811)	$(26,909)	$21,723
Adjustments:
Depreciation and amortization	16,038	17,245	1,690	952	432	36,357	15,940	14,938	542	2,367	384	34,171
Interest	2,328	953	—	—	28,369	31,650	2,736	992	—	—	29,617	33,345
General and administrative	—	—	—	—	18,022	18,022	—	—	—	—	9,350	9,350
Provision for doubtful accounts and loan losses	—	—	—	—	2,305	2,305	—	—	—	—	2,746	2,746
Impairment of real estate	—	—	—	—	—	—	—	—	—	29,811	—	29,811
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	—	556	556
Other income	—	—	—	—	(3,070)	(3,070)	—	—	—	—	(2,400)	(2,400)
Net (gain) loss on sale of real estate	(4,026)	(6)	—	—	—	(4,032)	4,602	—	—	52	—	4,654

Total net operating income	$68,883	$41,500	$3,459	$2,751	$3,966	$120,559	$77,759	$39,412	$1,022	$2,419	$13,344	$133,956

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Cash Net Operating Income (“Cash NOI”).   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider Cash NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define Cash NOI as total revenues less operating expenses and non-cash revenues. Cash NOI excludes all other financial statement amounts included in net income.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not

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REPORTING DEFINITIONS

consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.
Net Operating Income (“NOI”).  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities leased through RIDEA-compliant structures, (ii) facilities held for sale or being positioned to be sold, and (iii) facilities acquired during the three months preceding the period presented.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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